UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

CALUMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1060 N Capitol Ave

Suite 6-401

Indianapolis, Indiana 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 16, 2024, Calumet, Inc. (the “Company”) issued a press release announcing that the U.S. Department of Energy Loan Programs Office has awarded a conditional commitment (the “Conditional Commitment”) for a loan guarantee of up to $1.44 billion to fund the construction and expansion of the renewable fuels facility owned by Montana Renewables, LLC (“MRL”), an unrestricted subsidiary of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On October 22, 2024, MRL published an investor presentation related to the Conditional Commitment. A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 16, 2024.

99.2	Investor Presentation dated October 22, 2024.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

Date: October 22, 2024	By:	/s/ Todd Borgmann
	Name:	Todd Borgmann
	Title:	President and Chief Executive Officer